Exhibit 99.1

INDUSTRIAL INCOME TRUST INC.

SUPPLEMENTAL REPORTING PACKAGE

FOR THE QUARTER ENDED DECEMBER 31, 2011

Quarter Ended December 31, 2011 Financial and Operating Results

DENVER, CO – March 14, 2012: Industrial Income Trust Inc. (referred to herein as “we,” “our,” and “us”) is reporting herein results for the quarter ended December 31, 2011, which supplement our Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2012.

During the quarter ended December 31, 2011, we acquired, through our wholly-owned subsidiaries or through our 51% ownership interest in an unconsolidated joint venture, 18 industrial buildings totaling approximately 3.3 million square feet in eight major industrial markets, the aggregate purchase price of which was approximately $230.9 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Of the total, we acquired, through our unconsolidated joint venture, five industrial buildings totaling approximately 0.7 million square feet in three major industrial markets, the aggregate total purchase price of which was approximately $53.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs.

Our net operating income was $14.3 million for the quarter ended December 31, 2011 as compared to net operating income of $2.5 million for the same period in 2010.

Our net loss attributable to common stockholders was $7.3 million, or $0.14 per share, for the quarter ended December 31, 2011. These results include the effects of acquisition-related expenses of $3.8 million, or $0.07 per share. This compares to a net loss attributable to common stockholders of $3.9 million, or $0.34 per share, which includes $3.3 million, or $0.29 per share, of acquisition-related expenses for the same period in 2010.

We had Company-Defined Funds from Operations (“FFO”) of $7.3 million, or $0.14 per share, for the quarter ended December 31, 2011 as compared to $0.7 million, or $0.06 per share, for the same period in 2010.

Our results of operations for the quarter ended December 31, 2011 are not indicative of those expected in future periods. We expect that revenues, net operating income, and Company-Defined FFO related to our investment in properties will increase over time as a result of owning the investments acquired in 2011 for a full year and as a result of the additive effect of anticipated future acquisitions of industrial properties.

Public Earnings Call

We will host a public conference call on Tuesday, March 20, 2012 to review quarterly operating and financial results for the quarter ended December 31, 2011. Evan Zucker, Chairman, Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present the operating and financial data and discuss the Company’s corporate strategy and acquisition activity. The conference call will take place at 3:15 p.m. EDT and can be accessed by dialing (800) 409-0068. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

About Industrial Income Trust Inc.

Industrial Income Trust Inc. (“IIT”) is an industrial real estate investment trust that is focused on acquiring and operating high-quality distribution warehouses that serve as logistics centers for corporate tenants. IIT’s core strategy is to build a national platform of institutional quality industrial properties by targeting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs. IIT’s primary financial objectives include preserving and protecting stockholders’ capital investments, providing current income to stockholders in the form of regular cash distributions and realizing capital appreciation upon the sale of assets or through other liquidity events. A Dividend Capital affiliate is the sponsor of IIT.

Selected Financial Data

The following table presents selected consolidated financial information for the quarters ended December 31, 2011 and 2010. The selected financial information presented below has been derived from our consolidated financial statements. Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our 2011 Form 10-K. See below for additional information concerning, net operating income, FFO, and Company-Defined FFO.

	For the Quarter Ended December 31,
(in thousands)	2011	2010
Operating data:
Total revenues	$18,599	$3,295
Net operating income	$14,316	$2,492
Net loss	$(7,307)	$(3,926)
Net loss attributable to common stockholders	$(7,307)	$(3,926)
Net loss per common share - basic and diluted	$(0.14)	$(0.34)
Weighted-average shares outstanding	53,948	11,429
Distributions declared per common share	$0.15625	$0.15625
Cash flow data:
Net cash provided by (used in) operating activities	$6,670	$(3,566)
Net cash used in investing activities	$(195,259)	$(111,955)
Net cash provided by financing activities	$183,248	$133,401
Reconciliation of net loss to FFO:
Net loss	$(7,307)	$(3,926)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	$8,713	$1,316
Real estate-related depreciation and amortization in unconsolidated joint venture	$1,505	$—

FFO	$2,911	$(2,610)

FFO per common share	$0.05	$(0.23)

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares	$2,911	$(2,610)
Add (deduct) Company adjustments:
Acquisition costs	$3,794	$3,279
Acquisition costs in unconsolidated joint venture	$629	$—

Company-Defined FFO	$7,334	$669

Company-Defined FFO per common share	$0.14	$0.06

	As of December 31,
	2011	2010
Balance sheet data:
Net investment in properties	$907,412	$225,554
Investment in unconsolidate joint venture	$64,788	$—
Cash and cash equivalents	$12,934	$27,634
Total assets	$1,013,225	$261,171
Debt	$509,846	$125,713
Total liabilities	$540,432	$138,271
Total stockholders’ equity	$472,792	$122,899

Net Operating Income (“NOI”)

We define NOI as GAAP rental revenues less GAAP rental expenses. We consider NOI to be an appropriate supplemental performance measure and believe NOI provides useful information to our investors regarding our financial condition and results of operations because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties, such as depreciation and amortization, acquisition-related expenses, general and administrative expenses, equity in loss of unconsolidated joint venture, and interest expense. However, NOI should not be viewed as an alternative measure of our financial performance since it excludes such expenses, which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI. Therefore, we believe net loss, as defined by GAAP, to be the most appropriate measure to evaluate our overall performance. Refer to the reconciliation below of our NOI to net loss.

	For the Quarter Ended December 31,
(in thousands)	2011	2010
Reconciliation of NOI to net loss:
Rental revenues	$18,599	$3,295
Rental expenses	$(4,283)	$(803)

NOI	$14,316	$2,492
Organization expenses	$—	$1
Real estate-related depreciation and amortization	$8,713	$1,316
General and administrative expenses	$1,132	$653
Asset management fees	$1,731	$315
Acquisition costs	$3,794	$3,279
Equity in loss of unconsolidated joint venture	$1,121	$—
Interest expense and other	$5,132	$854

Net loss	$(7,307)	$(3,926)

Funds from Operations (“FFO”) and Company-Defined FFO

We believe that FFO and Company-Defined FFO, in addition to net loss and cash flows from operating activities, as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. We use FFO as an indication of our operating performance and as a guide to making decisions about future investments.

Company-Defined FFO. Similar to FFO, Company-Defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization, and also excludes one-time acquisition-related costs, including acquisition fees paid to the Advisor, that are characterized as operating expenses in determining net loss under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, all paid and accrued acquisition-related costs negatively impact our operating performance and cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-Defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

We are currently in the acquisition phase of our life cycle. Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are not expected to be incurred once our acquisition phase is complete. We use Company-Defined FFO to, among other things: (i) be useful in evaluating and comparing the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine exit strategies. We believe Company-Defined FFO could facilitate a comparison to other REITs that are not engaged in acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with these same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-Defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

Contact Information

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

This supplemental information shall not constitute an offer to sell or the solicitation of an offer to buy. This material contains forward-looking statements (such as those concerning investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance, or related assumptions or forecasts) that are based on IIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, IIT’s ability to consummate additional acquisitions and otherwise execute on its investment strategy, the availability of affordable financing, IIT’s ability to identify and time investments that will generate attractive returns for investors and those risks set forth in the “Risk Factors” section of IIT’s prospectus dated April 28, 2011, as supplemented, and IIT’s Annual Report on Form 10-K for the year ended December 31, 2011 (available at www.industrialincome.com). Any of these statements may prove to be inaccurate or incomplete, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that IIT’s assumptions differ from actual results, IIT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IIT cannot assure you that we will attain our investment objectives. IIT’s charter places numerous limitations on it with respect to the manner in which it may invest its funds. These limitations cannot be changed unless IIT’s charter is amended, which requires the approval of its stockholders.

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